Calculation of Filing Fee Tables
S-8
Pulmonx Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share, Pulmonx Corporation 2025 Inducement Plan	Other	3,200,000	$ 1.39	$ 4,448,000.00	0.0001381	$ 614.27
Total Offering Amounts:						$ 4,448,000.00		$ 614.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 614.27
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the "Common Stock"), of Pulmonx Corporation (the "Registrant") that become issuable pursuant to the Registrant's 2025 Inducement Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock, as applicable. (2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.39 per share of Common Stock, the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on November 21, 2025, a date that is within five business days prior to the date on which this Registration Statement is being filed. (3) Represents shares of Common Stock reserved for issuance pursuant to future awards under the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A